UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2016

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Tina M. Tyler, former Executive Vice President and Chief Stores Officer, left Target Corporation effective January 9, 2016.  In light of Ms. Tyler’s service to Target for over 11 months of fiscal year 2015, the Human Resources and Compensation Committee also determined that Ms. Tyler would remain eligible for a full fiscal 2015 short-term incentive plan payout opportunity based on Target’s actual financial performance.  Eligibility for payment of the short-term incentive plan amount was conditioned upon Ms. Tyler signing the non-competition and non-solicitation agreement, and the release of claims, described previously, which Ms. Tyler signed on January 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: January 20, 2016	/s/ Timothy R. Baer
Timothy R. Baer
Executive Vice President, Chief Legal Officer and Corporate Secretary